For Immediate Release

For more information:
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. ANNOUNCES COMPLETION OF MERGER WITH
FIRST MIAMI BANCORP, INC.

GREENVILLE, SC – July 3, 2023 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) completed its merger with First Miami Bancorp, Inc. (OTC: FMIA) (“First Miami”), effective July 1, 2023. In this transaction, First Miami’s bank subsidiary, the First National Bank of South Miami (“FNBSM”), was also merged into United’s bank subsidiary, United Community Bank (“United Community”). After conversion, FNBSM will operate under the United Community brand.

FNBSM is headquartered in South Miami, Florida, and operates three offices in the high-growth Miami metropolitan area. As of March 31, 2023, FNBSM had total assets of $945 million, total loans of $605 million, and total deposits of $823 million. In addition to traditional banking services, FNBSM offers private banking, trust and wealth management services with approximately $320 million in assets under management. FNBSM has an excellent reputation in its local communities and is led by a skilled banking team that is well-known for providing excellent customer service.

“We are thrilled to welcome this group of talented bankers to the United Community team. While we have been acquainted for some time, we’ve had the opportunity to really get to know the FNBSM team since announcing the merger. Their culture and approach to community engagement, customer service, and the employee experience is very similar to ours at United

Community,” said Lynn Harton, Chairman and Chief Executive Officer of United. “This partnership with FNBSM meaningfully expands our presence in the vibrant Miami market, which continues to be one of the most attractive metropolitan markets in the country. We look forward to working with our new team to continue growing in Miami, providing enhanced products and services with the attention and local service that customers deserve.”

W. Rockwell “Rocky” Wirtz, Chairman and President of First Miami, stated, “We built FNBSM focused on growth, getting there with a fierce commitment to the delivery of preeminent customer service. These are the same virtues that United Community is known for. We are delighted and excited to join forces with an organization and a group of professionals that share the same values and integrity.”

Stephens Inc. and Morgan Stanley & Co. LLC acted as financial advisors to United, and Wachtell, Lipton, Rosen & Katz served as United’s legal advisor. D.A. Davidson & Co. served as financial advisor to First Miami, and Barack Ferrazzano Kirschbaum & Nagelberg LLP and Gozdecki, Del Giudice, Americus & Brocato LLP served as First Miami’s legal advisors.

About United Community Banks, Inc.
United Community Banks, Inc. (NASDAQ: UCBI) is a top 100 U.S. financial institution with $25.9 billion in assets, and through its subsidiaries, provides a full range of banking, wealth management and mortgage services. UCBI is the financial holding company for United Community Bank (“United Community”) which has 207 offices across Alabama, Florida, Georgia, North Carolina, South Carolina, and Tennessee, as well as a national SBA lending franchise and a national equipment lending subsidiary. United Community is committed to improving the financial health and well-being of its customers and ultimately the communities it serves. Among other awards, United Community is a nine-time winner of the J.D. Power award that ranked the bank #1 in customer satisfaction with consumer banking in the Southeast and was recognized in 2023 by Forbes as one of the World’s Best Banks and one of America’s Best Banks. The bank is also a multi-award recipient of the Greenwich Excellence Awards, including the 2022 awards for Small Business Banking-Likelihood to Recommend (South) and Overall Satisfaction (South), and was named one of the "Best Banks to Work For" by American Banker in 2022 for the sixth consecutive year. Additional information about United can be found at www.ucbi.com.

Caution About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the merger and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on United’s capital ratios. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger of customer, supplier, employee or other business partner relationships, (3) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (4) risks relating to the integration of First Miami’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) risks associated with United’s pursuit of future acquisitions, (6) the risks associated with expansion into new geographic or product markets, and (7) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2022, and other documents subsequently filed by United with the U.S. Securities and Exchange Commission.
Many of these factors are beyond United’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United.
United qualifies all forward-looking statements by these cautionary statements.
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